As filed with the Securities and Exchange Commission on February 4, 2005
                                                           Registration No. 333-


            U.S. SECURITIES AND EXCHANGE COMMISSION Washington, D.C.
                                      20549
                          -----------------------------
                                    Form SB-2

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                     ---------------------------------------
                                  BIOMODA, INC.
                 (Name of small business issuer in its charter)
                          -----------------------------
       New Mexico                    2865                       85-0392345
       ----------                    ----                       ----------
(State of jurisdiction        (Primary Standard              (I.R.S. Employer
of incorporation                  Industrial                 Identification No.
   or organization              Classification
                                 Code Number
                      -------------------------------------
                                 John J. Cousins
                           8301 Washington NE, Suite 5
                         Albuquerque, New Mexico, 87113
                                 (505) 821-0875

(Address, including zip code and telephone number of principal executive offices and principal place of business and name, address and telephone number of agent for service)

                                   Copies to:
                             Gregory Sichenzia, Esq.
                       Sichenzia Ross Friedman Ference LLP
                     1065 Avenue of the Americas, 21st Flr.
                            New York, New York 10018
                                 (212) 930-9700
                              (212) 930-9725 (fax)

     Approximate date of proposed sale to the public: As soon as practicable from time to time after this registration statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-90738

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______________________

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________________

     If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ] ______________________

                                         CALCULATION OF REGISTRATION FEE

===================== ================== =================== ================== =================== ==================
Title of each class       Amount of       Dollar Amount to   Proposed maximum    Proposed maximum       Amount of
of securities to be   securities to be     be registered      offering price        aggregate       registration fee
     registered          registered                            per share (1)      offering price
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------
    Common Stock      1,000,000 shares     $3,000,000.00           $3.00          $3,000,000.00          $353.10

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------
       Total          1,000,000 shares     $3,000,000.00                          $3,000,000.00        $353.10 (2)

===================== ================== =================== ================== =================== ==================



     (1) Estimated solely for purposes of determining the filing fee pursuant to Rule 457 of the Securities Act of 1933

     (2) Fee previously paid for the attempted registration of 5,000,000 shares at $3.00 per share on post-effective amendment no. 1 to Registration
          Statement 333-90738, filed with the Commission on January 13, 2005, which registration was withdrawn pursuant to post-effective amendment no. 2, filed with the Commission on February 4, 2005.

________________

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE


     This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, solely to register 1,000,000 additional shares of the common stock, no par value per share (the "Common Stock") of Biomoda, Inc. (the "Company"). The contents of (i) the Registration Statement on Form SB-2 (Reg. No. 333-90738) originally filed by the Company with the Securities and Exchange Commission (the "Commission") on June 18, 2002, as amended by Amendment Nos. 1 to 10 filed with the Commission on June 19, 2002, August 2, 2002, August 2, 2002, September 26, 2002, November 20, 2002, December 6, 2002, April 9, 2003, April 14, 2003, May 29, 2003 and June 25, 2003,
respectively (the "Initial Registration Statements"), declared effective by the Commission on July 11, 2003, and amended by post-effective amendments Nos. 1 and 2 filed with the Commission on January 13, 2005 and February 4, 2005, respectively. The additional securities to which this Post-Effective Amendment No. 3 relates ($3,000,000) represents an increase of not more than 20% of the maximum aggregate offering class set forth for each class of securities contained in the Registration Statement, which was $15,000,000. The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

ITEM 27. EXHIBITS

Exhibit
Number      Description
--------    -----------

3.1 Articles of Incorporation for Biomoda, Inc., filed January 2, 1990, incorporated by reference to Exhibit (i) of Biomoda's Registration Statement on Form SB-2, filed June 18, 2002.

3.2 Amendment to the Articles of Incorporation for Biomoda, Inc. filed June 6, 1991, incorporated by reference to Exhibit (iii) of Biomoda's Registration Statement on Form SB-2, filed June 18, 2002.

3.3 Amendment to the Articles of Incorporation for Biomoda, Inc. filed June 25, 1999, incorporated by reference to Exhibit (iv) of Biomoda's Registration Statement on Form SB-2, filed June 18, 2002.

3.4 Bylaws of the Company, adopted on February 23, 1990, incorporated by reference to Exhibit (ii) of Biomoda's Registration Statement on Form SB-2, filed June 18, 2002.

5.1         Opinion of Sichenzia Ross Friedman Ference LLP

10.1 Exclusive Patent License Agreement Between the University of California and Biomoda, Inc., incorporated by reference to Exhibit
            (v) of Biomoda's Registration Statement on Form SB-2, filed June 18, 2002.

10.2 United States Patent and Trademark Office Notice of Recordation of Assignment Document, incorporated by reference to Exhibit (vi) of Biomoda's Registration Statement on Form SB-2, filed June 18, 2002.

10.3 Escrow Agreement, incorporated by reference to Exhibit (vii) of Biomoda's amended Registration Statement on Form SB-2/A, filed September 26, 2002.

10.4 Copy of the Subscription Agreement, incorporated by reference to Exhibit (viii) of Biomoda's amended Registration Statement on Form SB-2/A, filed September 26, 2002.

10.5 Escrow agreement, dated as of May 20, 2003, between the Company and Leslie S. Robins, incorporated by reference to Exhibit 10.5 of Biomoda's amended registration statement on Form SB-2/A, filed May 29, 2003.

23.1        Consent of Sichenzia Ross Friedman  Ference LLP (included as part of
            Exhibit 5)

23.2        Consent of Hinkle & Landers, P.C.

23.3        Consent of Squar Milner Roehl & Williamson LLP

24          Power of Attorney (included in the signature page)

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Albuquerque, State of New Mexico, on February 4, 2005

Biomoda, Inc.


/s/ John J. Cousins
-----------------------------
By John J. Cousins, President (Principal Executive Officer),
Principal Financial Officer, Principal Accounting Officer
and Director


KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Cousins, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, from such person and in each person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this
Registration Statement or any Registration Statement relating to this Registration Statement under Rule 462 and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or all of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.


/s/ John J. Cousins                    February 4, 2005
---------------------------
John J. Cousins, President
Treasurer, Director, Chief Financial Officer
Controller

/s/ Leslie S. Robins                   February 4, 2005
--------------------
Leslie S. Robins, Vice President
Secretary, Director

/s/ Jeffrey L. Garwin                  February 4, 2005
---------------------
Jeffrey L. Garwin, Director